As filed with the Securities and Exchange Commission on November 30, 2004
                                             Registration No. 333-______________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              110 MEDIA GROUP, INC.
                              ---------------------
               (Exact name of issuer as specified in its charter)

         Delaware                                             13-4127624
---------------------------                              -----------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                            Identification No.)

95 Broadhollow Road, Suite 101, Melville, New York               11747
--------------------------------------------------         -----------------
  (Address of Principal Executive Offices)                    (Zip Code)


                           2003 Equity Incentive Plan
                           --------------------------
                            (Full title of the Plan)


                               Raymond Barton, CEO
                              110 Media Group, Inc.
                         95 Broadhollow Road, Suite 101
                               Melville, NY 11747
                  --------------------------------------------
                     (Name and address of agent for service)

                                 (631) 385-0007
          (Telephone number, including area code of agent for service)
                                   ----------
                                   copies to:

                             Sommer & Schneider LLP
                          595 Stewart Avenue, Suite 710
                              Garden City, NY 11530
                                 (516) 228-8181

      Approximate date of commencement of proposed sale to the public: Upon the exercise of the options granted or the sale of shares granted under the Equity Incentive Plan, but in no event prior to the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed             Proposed
Title of                                          maximum              maximum
securities                  Amount               offering             aggregate            Amount of
to be                        to be               price per             offering           registration
registered                registered(1)            share                price                 fee(2)
----------                -------------            -----                -----                 ------

Common Stock               2,500,000               $.195               $487,500               $61.78

TOTAL                                                                  $487,500               $61.78

------------
(1) The aggregate amount of securities registered hereunder is 2,500,000 shares of common stock which have been authorized and reserved for issuance under the Company's 2003 Equity Incentive Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.
(2) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the closing price of the Registrant's Common Stock on November 29, 2004, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the OTC-Bulletin Board.

Documents Incorporated by Reference    [X]  Yes        [ ]  No


                                EXPLANATORY NOTE

      The Reoffer Prospectus, filed as part of this Registration Statement, has been prepared in accordance with the requirements of Form S-3 and will be used for offers of Common Stock of 110 Media Group, Inc. (the "Company"), by persons who may be deemed to be affiliates of the Company (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) pursuant to the Company's 2003 Equity Incentive Plan (the "Plan").

                              CROSS REFERENCE SHEET

                    Between Items of Form S-3 and Prospectus
                    Pursuant to Rule 501(b) of Regulation S-K

     Registration Statement
     Item and Heading                                 Location in Prospectus

1.   Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus.......................  Cover Page

2.   Inside Front and Outside Back
     Cover Pages of Prospectus......................  Inside Cover Page

3.   Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges...............................  Introduction

4.   Use of Proceeds................................  Not applicable

5.   Determination  of  Offering  Price.............  Not applicable

6.   Dilution.......................................  Not applicable

7.   Selling Security Holders.......................  Cover Page, Selling
                                                      Shareholders

8.   Plan of Distribution...........................  Selling Shareholders

9.   Description of Securities
     to be Registered...............................  Documents Incorporated
                                                      by Reference

10.  Interests of Named Experts
     and Counsel....................................  Legal Opinion and Experts

11.  Material Changes...............................  Not applicable

12.  Incorporation of Certain
     Information by Reference.......................  Documents Incorporated by
                                                      Reference

13.  Disclosure of Commission
     Position on Indemnification of
     Securities Act Liabilities.....................  Indemnification

                               REOFFER PROSPECTUS

                              110 MEDIA GROUP, INC.

                                2,500,000 SHARES
                                  COMMON STOCK
                                 $.001 PAR VALUE
                                 --------------

      This Prospectus is being used in connection with the offering from time to time by certain shareholders ("Selling Shareholders") of 110 Media Group, Inc. (the "Company") or their successors in interest of shares of the Common Stock ($.001 par value) of the Company ("Common Stock") which have been or may be acquired upon the exercise of stock options or upon the issuance of stock awards pursuant to the Company's 2003 Equity Incentive Plan ("Plan").

      The Common Stock may be sold from time to time by the Selling Shareholder or by pledgees, donees, transferees, or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers, or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement.

                               -------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

      The closing bid price of the Company's Common Stock as reported by the OTC-Bulletin Board on November 29, 2004 was $.195.

                               -------------------

      The date of this Prospectus is November 30, 2004.

      NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN AND, IF GIVEN OR MADE INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN.

                              AVAILABLE INFORMATION

      The Company has filed a Registration Statement on Form S-8 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. For further information with respect to the Company and its Common Stock, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, can be inspected and copied at the Commission's offices as described above.

      The Company is subject to the  reporting  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, as well as at the Commission's Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information concerning the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                            -------------------------

      The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus but is not delivered with this Prospectus (other than exhibits to such information unless such exhibits are incorporated by reference in this Prospectus). Such requests may be mailed to 110 Media Group, Inc., 95 Broadhollow Road, Suite 101, Melville, New York 11747, Attention: Raymond Barton, or may be made by telephone to Mr. Barton at (631) 385-0007.

                              SELLING SHAREHOLDERS

      Shares of common stock may be offered by certain officers and directors who are to be named in one or more supplements to this Prospectus, who acquire shares pursuant to the exercise of options or stock grants pursuant to the Plan.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents are incorporated in this Prospectus by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2003;

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;

(c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004;

(d) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004;

(e)   The  Company's  Current  Report on Form 8-K filed with the SEC on April 6,
      2004;

(f)   Definitive 14C Information Statement filed with the SEC on May 13, 2004;

(g)   The  Company's  Current  Report on Form 8-K filed with the SEC on July 15,
      2004;

(h) The Company's Current Report on Form 8-K filed with the SEC on September 2, 2004;

(i) The Company's Current Report on Form 8-K filed with the SEC on September 17, 2004 and amended on September 20, 2004;

(j) The Company's Current Report on Form 8-K filed with the SEC on October 12, 2004; and

(k) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

                                     EXPERTS

      The consolidated financial statements of the Company at December 31, 2003 and 2002 and for the two years ended December 31, 2003 are incorporated by reference herein and in the registration statement have been audited by Marcum & Kliegman LLP, independent registered public accountants as set forth in their respective report thereon incorporated herein by reference, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL OPINION

      The legality of the Common Stock to be offered hereby has been passed upon for the Company by the firm of Sommer & Schneider LLP, 595 Stewart Avenue, Garden City, NY 11530.

                                 INDEMNIFICATION

      The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

      The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the Delaware General Corporation Law and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

ITEM 3. Incorporation of Documents by Reference.

      The following documents are incorporated by reference in this Registration Statement and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2003;

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;

(c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004;

(d) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004;

(e)   The  Company's  Current  Report on Form 8-K filed with the SEC on April 6,
      2004;

(f)   Definitive 14C Information Statement filed with the SEC on May 13, 2004;

(g)   The  Company's  Current  Report on Form 8-K filed with the SEC on July 15,
      2004;

(h) The Company's Current Report on Form 8-K filed with the SEC on September 2, 2004;

(i) The Company's Current Report on Form 8-K filed with the SEC on September 17, 2004 and amended on September 20, 2004;

(j) The Company's Current Report on Form 8-K filed with the SEC on October 12, 2004;

(k) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4. Description of Securities.

      Not Applicable

ITEM 5. Interest of Named Experts and Counsel.

      Certain legal matters in connection with the shares being registered herein will be passed upon for the Company by the Law Offices of Sommer &
Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, NY 11530. The partners of Sommer & Schneider LLP own an aggregate of 262,000 shares of the Company's Common Stock.

ITEM 6. Indemnification of Directors and Officers.

      The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

      The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the Delaware General Corporation Law and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. Exemption From Registration Claimed.

      Not Applicable.

ITEM 8. Exhibits.

Number   Description

4.0      110 Media Group, Inc. 2003 Equity Incentive Plan

4.1      Form of Stock Option Agreement

5.0      Consent and Opinion of Sommer & Schneider LLP

24.0     Consent of Marcum & Kliegman LLP

ITEM 9. Undertakings.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Melville, State of New York, on November 30, 2004.

                                            110 MEDIA GROUP, INC.


                                            /s/ Raymond Barton
                                            ----------------------------------
                                            Raymond Barton, Chairman and CEO

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                      Position                     Date


/s/ Raymond Barton              Chairman and                 November 30, 2004
--------------------------      Chief Executive Officer
Raymond Barton


/s/ Timothy Schmidt             President and                November 30, 2004
--------------------------      Director
Timothy Schmidt